Policy Purchase Agreement

This Policy Purchase Agreement ("Agreement") is made and entered into as of March 15, 2012 by and between Universal Settlements International Inc., an Ontario corporation with a place of business at 5500 North Service Road, Suite 703, Burlington, Ontario L7L 6W6 ("USI"), and Crown Alliance Capital Limited, a Nevada Corporation with a place of business at 3601 Highway 7 East, Suite 203, Markham, Ontario L3R 8X6 ("Purchaser"). (together, the "Parties").

RECITALS

A. Whereas, USI is in the business of identifying, purchasing, and/or facilitating the purchase of existing life insurance policies. Said life insurance policies may be held by USI, or sold and/or otherwise transferred to other entities that may further resell said life insurance policies as allowed by law, and or benefits thereunder

B. Whereas, Purchaser is in the business of purchasing existing life insurance policies. Said life insurance policies may be held by Purchaser or sold and/or otherwise transferred to other entities that may further resell said life insurance policies as allowed by law, and or benefits thereunder.

C. Whereas, USI will sell to or facilitate the sale to the purchaser of the following described life insurance policies (collectively, the "Policies"):

POLICY #1
Owner:	US Life 1 Trust, Mills, Potoczak & Company
Policy Number:	UL1200324
Issuer:	John Hancock
Death Benefit:	$ 2,000,000.00 USD

POLICY #2
Owner:	US Life 1 Trust, Mills, Potoczak & Company
Policy Number:	N1214599
Issuer:	Lincoln Benefit
Death Benefit:	$ 500,000.00 USD

POLICY #3
Owner:	US Life 1 Trust, Mills, Potoczak & Company
Policy Number:	10-0026659270
Issuer:	Aviva
Death Benefit:	$ 1,000,000.00 USD

POLICY #4
Owner:	USI
Policy Number:	Al0123506L
Issuer:	American General Life
Death Benefit:	$ 1,000,000.00 USD

D. Whereas, USI desires to sell to or facilitate the sale of the Policies to Purchaser, and Purchaser desires to purchase all rights, title and interest in and to the Policies in accordance with the terms and conditions of this Agreement.

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

AGREEMENT

NOW THEREFORE, for and in consideration of the RECITALS, which are incorporated into this Agreement, the mutual promises and covenants set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereto agree as follows:

1.

(a) Funding Cost

i) Purchaser hereby agrees to deposit the sum of: USD $570,000.00 (FIVE HUNDRED SEVENTY THOUSAND DOLLARS) ("Funding Cost") for the purpose of acquiring all rights, title and interest in and to the Policies as documented in Section C above. Said funds shall be deposited on or before April 23,2012, and shall be held in escrow by Mills, Potoczak and Company (the "Escrow Agent"). Said funds shall be disbursed immediately to USI upon Escrow Agent's receipt of proper recordings of new Ownership and Beneficiary of the Policies as follows:

Policy #1	US$ 225 ,000.00
Policy #2	US$ 100,000.00
Policy #3	US$ 125 ,000.00
Policy #4	US$ 120,000.00

(b) Premiums

The Purchaser shall be responsible for all Premiums as detailed in the attached Schedule 1 to this Agreement. Until such time as written confirmation is received from the issuing Insurer of a Policy that the new Ownership and Beneficiary of the Policy has been properly recorded, USI will pay the related Policy Premiums as outlined in Schedule 1 as they come due, and provide Purchaser with evidence of the actual amount paid on each policy. Purchaser will reimburse USI the full amount of such premiums paid by USI within 3 (three) business days of receiving such notice.

(c) Early Maturities

In the event that an insured's date of death is before the date of the new ownership and beneficiary changes having been recorded by the Insurer, the Parties agree that the full maturity proceeds will be shared equally between the Parties.

2. UNIVERSAL SETTLEMENTS INTERNATIONAL INC's Duties

Universal Settlements International Inc. shall perform the following duties:

a. Obtain and provide to Purchaser verification of coverage from the issuing insurance companies and illustration desired by Purchaser.

b. Take all steps necessary to effect a transfer of ownership of the Policies to Purchaser.

c. Tracking of the insured's status will be performed by Universal Settlements International Inc. and/or Independent Agent/Service, as determined by Universal Settlements International Inc., until maturity of the policy, and charged to Purchaser in accordance with Attachment A. Within a reasonable period of time after the Insured's death, Universal Settlements International Inc. shall use its best efforts to obtain and deliver to Purchaser a copy of the death certificate and claim form necessary to obtain the death benefit by the Purchaser.

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

3. Purchaser's Representations and Warranties

a. Purchaser represents that USI has provided all requested documentation to Purchaser's underwriting satisfaction.

b. Purchaser represents that it has done its due diligence regarding the Policies and that the policies meet all of Purchaser's criteria for purchase. Purchaser represents that it has obtained an estimated life expectancy determination on the Insured to its own satisfaction. Purchaser agrees that USI has made no representations and warranties about the Policies and that Purchaser has not relied on any statements made by USI and/or its agents to induce Purchaser to purchase the Policies. Purchaser represents and agrees that USI is not the agent of Purchaser.

c. Purchaser represents and warrants that if Purchaser directly or indirectly resells the Policies or any interest therein, Purchaser shall comply with any and all state, federal and/or international laws applicable to such resale. Purchaser represents and warrants that Purchaser is borrowing, raising, or otherwise obtaining the funds to purchase the Policies in a legal manner consistent with all state, federal and/or international laws.

4. Fees

Fees and costs for all services performed by Universal Settlements International Inc. and/or incurred by Universal Settlements International Inc. in the performance of its duties hereunder are included in the Funding Cost, except for tracking and death claim costs as outlined in Attachment A. Purchaser will incur costs beyond the amount tendered as the Funding Cost for the cost of Premiums due following the date of this Agreement, Purchaser's underwriting, Purchaser's escrow costs, Purchaser's attorney and accountant fees, on-going insurance premium payments, conversion costs, additional policy loans, outside tracking services, updated medical record costs and/or life expectancy estimations and any and all other costs related to the Policies after the ownership of the policies have been transferred to Purchaser. After the transaction contemplated by this agreement is complete, USI shall have no further specific duties to Purchaser and Purchaser shall have no further specific duties to USI other than those set forth in the following Section headed "Confidentiality and Non-Solicitation."

5. Confidentiality and non-solicitation

a. USI understands that Purchaser's funding source(s) provide Purchaser with the prospect of additional and repeat business. USI, its officers, employees, directors, shareholders, affiliates and agents agree not to directly or indirectly use, sell, distribute or otherwise communicate any information to third parties identifying Purchaser's funding source(s). In addition, USI, its officers, employees, directors, shareholders, affiliates and agents will not directly or indirectly contact, do business with, or attempt to sell insurance policies to Purchaser's funding source(s) learned as a result of this Agreement.

b. Purchaser agrees that Universal Settlements International Inc. sourcing contacts provide Universal Settlements International Inc. with the prospect of additional and repeat business. Purchaser, its officers, employees, directors, shareholders, affiliates and agents agree not to directly or indirectly use, sell, distribute or otherwise communicate any information to third parties identifying Universal Settlements International Inc.'s sourcing contacts. In addition, Purchaser's officers, employees, directors, shareholders, affiliates and agents will not directly or indirectly contact, do business with or attempt to purchase life insurance policies from Universal Settlements International Inc.’s sourcing contacts learned as a result of this Agreement from the owner of the Policies, or the Insured, without the prior written consent of Universal Settlements International Inc.

6. Indemnification

Purchaser shall indemnify and hold harmless USI against any and all claims, costs, attorneys’ and accountants’ fees related to Purchaser's purchase of the Policies, including but not limited to, any claim made by Purchaser's funding source(s).

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

7. Binding Effect

This Agreement is irrevocably binding upon and shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, executors, administrators, and heirs.

8. Severability

If any provision of this agreement shall be held invalid in a court of law, the remaining provisions shall be construed as if the invalid provision were not included in this Agreement.

9. Amendments and Final Integration

This Agreement may only be amended or modified through a written, duly executed instrument by the Parties hereto. Any attempted oral amendment or modification is ineffective and therefore null and void. This Agreement constitutes and contains the complete and final integrated Agreement between the parties regarding the subject matter herein. All prior negotiations, discussions and representations are merged into the Agreement. Each Party acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to it by any other Party, or by any Parties' agents, representatives or attorneys, to induce the execution of this Agreement.

10. Notices

Any and all notices, requests, consents, notifications, and other communications given to any Party to this Agreement shall be given in writing and will be as elected by the party giving said notice, hand-delivered by messenger or courier service, telecopied, electronically communicated, or sent via registered or certified mail, return receipt requested, postage prepaid, to the below address and deemed given when received by Party being served such notice.

To USI: Universal Settlements International Inc. 5500 North Service Road, Suite 703 Burlington Ontario L7L 6W6	To Purchaser: Crown Alliance Capital Limited 3601 Highway 7 East, Suite 203 Markham Ontario, L3R 8X6

To Escrow Agent: Mills, Potoczak & Company 27600 Chagrin Blvd., Suite 200, Cleveland OH, USA 44122

 11. Waiver

Either Party's failure to insist in any one or more instances upon strict performance by the other Party of any of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

12. Assignment

Neither Party shall assign any of its rights to delegate any of its obligations under this Agreement without prior written consent of the other Party.

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

13. Choice of law

The Parties hereby agree and confirm that the Law of the Province of Ontario, Canada shall control this Agreement.

14. Counterparts and Facsimile

This Agreement may be signed in one or more counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument. A facsimile copy of this executed Agreement shall be deemed valid as if it were the original.

15. Headings

The headings and subheadings contained in this Agreement are for convenience of reference only and are not to be considered part of this Agreement and will not limit or otherwise affect in any way the meaning or interpretation of this agreement.

16. Arbitration and Enforcement Costs

USI and Purchaser agree that any disputes regarding this Agreement shall be submitted to arbitration in Burlington County, Ontario and shall be resolved and adjudicated according to the rules of the Canadian Arbitration Association. The decision rendered in said arbitration shall be binding. The substantially prevailing party shall recover from the substantially non-prevailing Party its reasonable expenses, costs and reasonable attorney's fees, whether action is brought or not. As used herein, expenses, costs and attorney's fees also include arbitrator fees, arbitration costs, court costs, attorneys' and accountants fees and any cost associated with an appellate arbitrator or court. It is requested by the Parties to award actual costs of attorney and accountants fees incurred by the substantially prevailing party, it being the intention of the Parties that the substantially prevailing party is completely reimbursed for all such costs and fees.

17. Time

Time is of the essence in this Agreement.

18. Termination Date

If, as per Section 1 (a) i) above, the Funding Cost is not deposited into escrow by April 23, 2012 ("Termination Date"), then this agreement will be terminated. Crown Alliance Capital Limited shall be responsible for all premium payments paid on the policies per Schedule 1 up to the Termination Date, and will forfeit such premiums in the event this Agreement is terminated.

19. Representation by Counsel

The Parties acknowledge that they have been or have had the opportunity to have been represented by their own counsel throughout the negotiations and at the signing of this Agreement and all other documents signed incidental to this Agreement and, therefore, neither Party shall claim or assert that any provision of this Agreement or any ancillary documents should be constructed against their drafter.

(SIGNATURE PAGE TO FOLLOW)

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

In WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day, month and year first above written.

USI:	By: /s/ Jeffrey Panos - Riaz Khan, Chief Executive Officer For Jeffrey Panos, President Universal Settlements International Inc 5500 North Service Road, Suite 703 Burlington Ontario, L7L 6W6

Purchaser:	By: /s/ Lorraine A. Fusco Lorraine A. Fusco, President Crown Alliance Capital Limited 3601 Highway 7 East, Suite 203 Markham Ontario L3R 8X6

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

Agreement between Universal Settlements International Inc. and Crown Alliance Capital Limited

Dated March 15, 2012	SCHEDULE 1

Summary of expected Premiums required on Policies

Insurance Company	Policy Number	Premium Mode	March 2012	April 2012	May 2012	June 2012	July 2012
John Hancock	UL 1200324	Quarterly		$40,581.75			$40,581.75
Lincoln Benefit	01N1214599	Monthly	$10,625.52	$2,850.00	$2,850.00	$2,850.00	$2,850.00
AmerUs Life	26659270	Monthly	$14,719.32	$5,500.00	$5,500.00	$5,500.00	$5,500.00
American General	A10123506L	Monthly	$4,500.00	$4,500.00	$4,500.00	$4,500.00	$4,500.00

TOTALS			$29,844.84	$53,431.75	$12,850.00	$12,850.00	$53,431.75

USI's Initials /s/ RK

Purchaser's Initials /s/ LF

ATTACHMENT A

POLICY SERVICE CONTRACT

Date: March 15, 2012

As of the executed date, Universal Settlements International Inc. (USI) and Crown Alliance Capital Limited (Client) agree on the conditions set forth in the following contract:

1. That USI will diligently and reasonably attempt to perform the Services, and USI will provide Insured information to Client on a quarterly basis.

2. That the Client will provide to USI the Insured information to reasonably carry out the Tracking Services. This information is to include: (Contact Sheet is included)

3. That USI will not, nor is expected to perform, any investigative Services.

4. Should USI find that the performance of Services for any individual Insured is not possible or unreasonably difficult, USI shall be permitted to terminate services for any such Insured with no penalty or fee attached, other than the loss of fees for that Insured alone.

5. That the term of this contract is for a renewable one (1) year from the date of execution, but may be cancelled with a 30-day written notice by either party.

6. The Service fees are set out in Schedule A, "Fee Schedule for Services", constituting an inseparable attachment of this contract.

7. USI will invoice for its services on a quarterly basis. The Client shall remit to USI upon receipt of the respective invoice issued by USI.

8. That at its sole discretion, USI might offer further services to the Client on a separate fee basis. These services might include the subcontracting of third party companies.

Indemnification of USI

The Client expressly indemnifies USI from any and all liability arising directly or indirectly from the aforementioned Services. That any information provided to the Client by USI is for its internal use only and may not be distributed to any other individuals or companies without the written permission of USI. Any business or credit decision made by the Client based wholly or in part on information provided by USI is strictly at its own risk without any recourse against USI. That the above Contract is governed by the laws of the Province of Ontario and that any disputes will be venued in the Province of Ontario.

By: /s/ Riaz Khan	By: /s/ Lorraine A. Fusco
Universal Settlements International Inc.	Crown Alliance Capital Limited

March 15, 2012	March 15, 2012
Date of Signature	Date of Signature

CONTACT SHEET

For: Universal Settlements International Inc.

PERSONAL INFORMATION

Name:
DOB:			SSN
Address:
City, State, ZIP:
Home Phone:
Email:
Preference of Contact: (Please Circle One)	MAIL	PHONE	EMAIL	CONTACT
Notes:

CONTACTS

Name:			Name:
Address:			Address:
City, State, ZIP:			City, State, ZIP:
Home Phone:			Home Phone:
Work Phone:			Work Phone:
Email:			Email:
Relationship:			Relationship:

PRIMARY CARE PHYSICIAN(S)/ Specialists
Name:
Address:
City, State, ZIP:
Phone:			Fax:
Email:

Name:
Address:
City, State, ZIP:
Phone:			Fax:
Email:

Signature:			Date:
Signed by: ______________

 SCHEDULE A:

Fee Schedule for Services

Policy Management

- Set-up for servicing of Portfolios of policies

- Electronic Storage of Policy Documentation

- Periodic Standardized and/or Customized Portfolio Reporting

Premium Management

- Optimize premiums to mitigate against overfunding/underfunding of premiums

- Notification of premium due at least thirty (30) days prior to premium due date

- Verify the insurer has received corresponding premium paid by client

- Review and Analysis of Annual Reports

- Annual Request for Verification

- Requirements;

- Full Name

- Tracking Services

- Date of Birth

- Social Insurance Number of the Insured

- Tax ID Number or EID#

- Copy of Policy

- Annual Statements

- Premium Notices

- Verification of Coverage's

- Illustrations from the last 2 years

Tracking Services

- Annual Contact with the Insured or Insured Representative

- Weekly Electronic Demise Verification

- Quarterly Servicing Activity Reports

- USI shall provide a notice to the Client at the death of each Insured covered by this Contract

- Requirements; (Attached is the 'Insured Contact Sheet')

- Full Name

- Date of Birth

- Social Insurance Number

- Current Address

- Current Phone Numbers

- Email Contact

Total: $45.00/per month per Policy

Policy Maturity Servicing	$250.00 for all services per policy

- Obtain Death Certificate

- Coordination of Claim Documentation

- Submit death claim to the insurer and follow up to ensure timely payment

Life Expectancy Review	$25.00/per hour of work + Expenses

- Request for executed HIPAA's from Insured

- Request and receipt of Medical Records once annually

- Order one or more updated Life Expectancy of the insured

(as client requests)

- Performance review of policy based on updated Life Expectancy Information